Exhibit 99.1

PureCycle Technologies Provides First Quarter 2022 Update

- PureCycle’s flagship purification facility in Ironton, Ohio, remains on schedule targeting mechanical completion in early fourth quarter 2022 and expected pellet production by year-end 2022.
- Construction is underway for PureCycle’s second purification facility, the first multi-line purification facility in Augusta, Georgia, with Phase 1 (260 million pounds capacity) on track for startup in fourth quarter of 2023.
- Commercial pipeline progressing with the Augusta purification facility (lines 1 & 2) currently 70% allocated through multi-year commitments. Feedstock discussions remain on track with 75% of lines 1 & 2 under letters of intent (LOIs).
- PureCycle added top industry leaders to its Board of Directors with the appointments of Steven Bouck and Allen Jacoby as independent directors, effective March 15, 2022.

(ORLANDO, Florida – May 12, 2022) – PureCycle Technologies, Inc. ("PureCycle” or “the Company") (NASDAQ: PCT), a U.S.-based company revolutionizing plastic recycling, today announced a corporate update and financial results for the first quarter ending March 31, 2022.

Management Commentary

Mike Otworth, PureCycle’s Chairman and Chief Executive Officer, said, “PureCycle made considerable operational progress during the first quarter of 2022 and continues to execute against its strategic growth plan. Our Augusta purification facility build-out is underway and remains on track for startup in the fourth quarter of 2023. We continue to expand our feedstock supply network highlighted by significant progress on our first two lines in Augusta, while the successful commercial market progress of our team is visible through the full allocation of Ironton and 70% allocation of the first two lines in Augusta through multi-year commitments.

“PureCycle remains steadfast in our mission to advance the sustainable plastic revolution through our unique purification process. We are excited about our recent progress and look forward to updating you as we continue to advance our objectives throughout the remainder of 2022 and beyond.”

Larry Somma, PureCycle’s Chief Financial Officer, added, “Following our successful private placement equity raise in March, we remain intently focused on securing project debt financing for Augusta lines 1 and 2, along with three PreP facilities. We have engaged Jefferies LLC to lead the project debt financing, which is progressing, and we look forward to providing updates to the market as soon as it is completed.”

Operational Update
PureCycle’s flagship purification facility in Ironton, Ohio remains on track with mechanical completion expected in early fourth quarter 2022 followed by initial pellet production by year-end. The construction site is now energized and 4 out of the 26 modules have been delivered and lifted into place. In addition, 98% of the PreP equipment is now on site and the Company plans a preprocessing soft start in the third quarter of 2022. The Ironton flagship purification facility has a capacity of 107 million pounds per year of Ultra-Pure Recycled (UPR) resin and will mark the Company’s first step in tackling the ongoing plastic waste crisis around the globe.

During the first quarter, PureCycle broke ground on its first multi-line purification facility in Augusta, Georgia, in-line with the Company’s previously stated timeline. Since starting construction, engineering activities remain on track and key construction contracts are in place. PureCycle has placed key long lead orders including vessels, precision machinery and instrumentation. PureCycle anticipates an acceleration of Phase 1 construction activities by leveraging the existing key strategic partnerships utilized in Ironton’s buildout; the first two purification lines are currently on track for start-up in the fourth quarter of 2023.

The Company recently announced the appointment of two new members to its existing Board of Directors, Steven F. Bouck and Allen Jacoby, effective March 15, 2022. With 50 years of combined experience, these additions to the PureCycle’s leadership team will be instrumental in advancing the Company’s mission and business objectives. PureCycle’s also announced its recent elevation of Dustin Olson to chief operating officer in addition to his chief manufacturing officer responsibilities and the expansion of two key roles to the Company’s current finance team. The supplemental positions include the vice president of finance and senior director of revenue.

Feedstock and Commercial Update
PureCycle has continued to advance the feedstock procurement pipeline, with approximately 215 million pounds of polypropylene under LOI, to supply the first two lines of the Company’s Augusta’s purification facility. The Company continues to focus on securing feed for the remaining feedstock capacity and is actively targeting feed streams that are currently being landfilled or incinerated. PureCycle’s current feedstock supply pipeline comprises three diverse types of waste streams: post-consumer non-curbside, post-consumer curbside, and post-industrial. By combining alternative waste streams and utilizing the Company’s Born Digital strategy, PureCycle aims to develop resins with targeted specifications, broadening the end case use for PureCycle’s UPR resin. PureCycle’s PureZero program is continuing with an expanded list of targeted organizations that includes both professional and collegiate leagues.

Augusta’s lines 1 and 2 are currently 70% allocated through multi-year offtake contractual agreements and commitments, with notable volume derived from packaging converters. As Ironton and Augusta projects progress, the Company’s current sales cycle continues to shorten. PureCycle continues to progress negotiations on the remaining 30% of available volume. The market’s continuing interest in PureCycle’s UPR resin is demonstrated through the full off-take allocation of the Ironton, Ohio facility and the demonstrated acceptance of its Feedstock+ pricing model being implemented at Augusta.

Liquidity and Capital Resources
The Company had total liquidity of $609.9 million including $418.0 million of cash, cash equivalents and debt securities available for sale and $191.9 million in restricted cash. PureCycle had $255.7 million in debt and accrued interest, less $16.8 million of discount and issuance costs as of March 31, 2022. PureCycle’s Ironton flagship purification facility’s original budget was $242.1 million, which was funded through bond financing. The Company currently expects to exceed the original budget by $55 - $65 million due to increased investments as well as growing inflationary pressures.

Conference Call
The Company will hold a conference call today at 11:00 a.m. ET to provide an update on recent corporate developments, including activity from the first quarter and updated future strategic plans.

First Quarter 2022 Conference Call Details
Date: Thursday, May 12, 2022
Time: 11:00 a.m. ET
Toll-free dial-in number: (855) 940-5314
International dial-in number: (929) 517-0418
Conference ID: 1494706
Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will have a live Q&A session and be available for replay here and on the Company’s website at www.purecycle.com.

A replay of the conference call will be available after 2 p.m. Eastern time on the same day through May 19, 2022, via the information below:
Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 1494706
Forward-Looking Statements
This press release contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of the Quarterly Report to be filed on Form 10-Q. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 entitled “Risk Factors,” those discussed and identified in public filings made with the U.S. Securities and Exchange Commission (the “SEC”) by PCT and the following:

•PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT's UPR resin in food grade applications (both in the United States and abroad);

•PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PCT's facilities (both in the United States and abroad);
• expectations and changes regarding PCT's strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT's ability to invest in growth initiatives;
•PCT's ability to scale and build the Ironton facility in a timely and cost-effective manner;
•PCT's ability to complete the necessary funding with respect to, and complete the construction of the Augusta facility, its first U.S. cluster facility located in Augusta, Georgia, in a timely and cost-effective manner;
•PCT's ability to sort and process polypropylene plastic waste at its plastic waste prep ("Feed PreP") facilities;
•PCT's ability to maintain exclusivity under the Procter & Gamble Company license;
•the implementation, market acceptance and success of PCT's business model and growth strategy;
•the success or profitability of PCT's offtake arrangements;
•the ability to source feedstock with a high polypropylene content;
•PCT's future capital requirements and sources and uses of cash;
•PCT's ability to obtain funding for its operations and future growth;
•developments and projections relating to PCT's competitors and industry;
•the outcome of any legal or regulatory proceedings to which PCT is, or may become a party, including the recently filed securities class action case;
•the ability to recognize the anticipated benefits of the previously announced business combination consummated on March 17, 2021;
•unexpected costs related to the business combination;
•geopolitical risk and changes in applicable laws or regulations;
•the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors;
•changes in the prices and availability of labor (including labor shortages), transportation and materials, including significant inflation, and PCT's ability to obtain them in a timely and cost-effective manner;

•the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms;
•operational risk; and
•the risk that the COVID-19 pandemic, including any new and emerging variants and the efficacy and distribution of vaccines, and local, state, federal and international responses to addressing the pandemic may have an adverse effect on PCT's business operations, as well as PCT's financial condition and results of operations.
Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
About PureCycle Technologies
PureCycle Technologies LLC, a subsidiary of PureCycle Technologies, Inc., holds a global license to commercialize the only patented solvent-based purification recycling technology, developed by The Procter & Gamble Company, for restoring waste polypropylene (PP) into ultra-pure resin. The proprietary process removes color, odor and other contaminants from recycled feedstock resulting in ultra-pure polypropylene suitable for any PP market. To learn more, visit purecycle.com.

Company Contact:
Anna Farrar
afarrar@purecycle.com
(954) 647-7059

Investor Relations Contact:
Georg Venturatos
Gateway Investor Relations
PCT@GatewayIR.com
(949) 574-3860